UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

Innovative Food Holdings, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-09376	20-1167761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2528 S 27th Ave Broadview, IL	60155
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 596-0204

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2025, Sam Klepfish resigned from his position as an independent member of the board of directors (“Board”) of Innovative Food Holdings, Inc. (the “Company”) and as a member of the Compensation Committee and Nominating and Corporate Governance Committee, effective immediately. Mr. Klepfish’s resignation is for personal reasons and not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2023, the Company entered into an Agreement and General Release and a Side Letter thereto with Mr. Klepfish (the “SK Agreements”) on February 3, 2023. Pursuant to the SK Agreements, Mr. Klepfish was granted the Board Observer rights in the event that he ceased to serve as a director but continued to maintain certain minimum agreed upon stock ownership. In connection with his resignation, Mr. Klepfish informed the Board that he would not be presently exercising his Board Observer rights, though he maintains those rights into the future. There have been no changes to the SK Agreements and they remain effective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.
Dated: May 21, 2025
	By:	/s/ Robert W. (Bill) Bennett
Robert W. (Bill) Bennett
Chief Executive Officer

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